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                                                                   Exhibit II.7.

                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                              WAL-MART STORES, INC.

     WAL-MART STORES, INC., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

     1.   The name of the corporation is:

                              WAL-MART STORES, INC.

     The date of filing its original Certificate of Incorporation with the Secretary of State was October 31, 1969.

     2. This Restated Certificate of Incorporation only restates and integrates and does not further amend the provisions of the Certificate of Incorporation of this corporation as heretofore amended or supplemented and there is no discrepancy between those provisions and the provisions of this Restated Certificate of Incorporation.

     3. The text of the Certificate of Incorporation as amended or supplemented heretofore is hereby restated without further amendments or changes to read as herein set forth in full:

     FIRST: The name of the Corporation is

                              WAL-MART STORES, INC.

     SECOND: Its registered office in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name and address of its registered agent is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware.

     THIRD: The purpose of the Corporation is to engage n any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH: The total number of shares of all classes of stock which the Corporation shall have authority to issue is One Billion, Four Hundred Million (1,400,000,000) shares, of which One Billion, Three Hundred Million (1,300,000,000) shares shall be classified as Common Stock, of the par value of 10(cent) per share (herein called "Common Stock"), and of which One Hundred Million (100,000,000) shares shall be classified as Preferred Stock of the par value of 10(cent) per share (herein called "Preferred Stock").

     The designations, preferences, limitations and relative rights of the shares of Preferred Stock and of Common Stock are as follows:

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     1.   Preferred Stock. The Preferred Stock may be issued in such one or more series as shall from time to time be created and authorized to be issued by the Board of Directors as hereafter provided.

     The Board of Directors is hereby expressly authorized, by resolution or resolutions from time to time adopted providing for the issuance of Preferred Stock, to fix and state the designations, powers, preferences and relative, participating, optional and other special rights of the shares of each series of Preferred Stock, and the qualifications, limitations and restrictions thereof, including (but without limiting the generality of the foregoing) any of the following with respect to which the Board of Directors shall determine to make affirmative provisions:

          a)   the distinctive name and serial designations;

          b)   the annual dividend rate or rates and the dividend payment dates;

          c) whether dividends are to be cumulative or non-cumulative and the participating or other special rights, if any, with respect to the payment of dividends;

          d) whether any series shall be subject to redemption and, if so, the manner of redemption and the redemption price or prices;

          e) the amount or amounts of preferential or other payment to which any series is entitled over any other series or over the Common Stock on voluntary or involuntary liquidation, dissolution or winding up;

          f) any sinking fund or other retirement provisions and the extent to which the charges therefore are to have priority over the payment of dividends on or the making of sinking fund or other like retirement provisions for shares of any other series or over dividends on the Common Stock;

          g) any conversion, exchange, purchase or other privileges to acquire shares of any other series or of the Common Stock;

          h)   the number of shares of such series;

          i)   the voting rights, if any, of such series;

          j) the stated value, if any, for such series, the consideration for which shares of such series may be issued and the amount of such consideration which shall be credited to the capital account.

Each share of such series of Preferred Stock shall have the same relative rights and be identical in all respects with all the other shares of the same series.

     Before the Corporation shall issue any shares of Preferred Stock of any series authorized as hereinbefore provided, a certificate setting forth a copy of the resolution or resolutions with

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respect to such series adopted by the Board of Directors of the Corporation pursuant to the foregoing authority vested in said Board shall be made, filed and recorded in accordance with the then applicable requirements, if any, of the laws of the State of Delaware, or, if no certificate is then so required, such certificate shall be signed and acknowledged on behalf of the Corporation by its President or a Vice President and its corporate seal shall be affixed thereto and attested by its Secretary or an Assistant Secretary and such certificate shall be filed and kept on file at the principal office of the Corporation in the State of Delaware and in such other place or places as the Board of Directors shall designate.

     Shares of any series of Preferred Stock which shall be issued and, thereafter acquired by the Corporation through purchase, redemption, conversion or otherwise, may by resolution or resolutions of the Board of Directors be returned to the status of authorized but unissued Preferred Stock of the same series. Unless otherwise provided in the resolution or resolutions of the Board of Directors providing for the issue thereof, the number of authorized shares of stock of any such series may be increased or decreased (but not below the number of shares thereof then outstanding) by resolution or resolutions of the Board of Directors and the filing of a certificate complying with the foregoing requirements. In case the number of shares of any such series of preferred Stock shall be decreased, the shares representing such decrease shall, unless otherwise provided in the resolution or resolutions of the Board of Directors providing for the issuance thereof, resume the status of authorized but unissued Preferred Stock, undesignated as to series.

     2. Common. Stock. The Common Stock shall have no special rights or limitations.

     3. In connection with the merger of KUHNCO, INC. ("Kuhnco"), a wholly-owned subsidiary of WAL-MART STORES, INC. ("Wal-Mart") into KUHN`S-BIG K STORES CORP. ("Kuhn") a series of Preferred Stock is established to which the following provisions shall be applicable:

     SECTION 1. Designation of Series. The series shall be designated Series A 8% Cumulative Convertible Preferred Stock, par value $.10 per share with a stated value of $25.00 per share (herein called "Series A Preferred Stock").

     SECTION 2. Numbers of Shares. The number of shares of Series A Preferred Stock to be issued is up to 532,759.

     SECTION 3. Dividend Rate. The dividend rate for Series A Preferred Stock is $2.00 per share per annum; provided, however, that dividends may be declared and paid only out of retained earnings of Wal-Mart, and provided, further, that the dividend payable on the first dividend payment date subsequent to the effective date of the merger of Kuhnco into Kuhn shall be that proportion of the $.50 per share regular quarterly dividend equal to that portion of Wal-Mart's fiscal quarter ended next preceding such dividend payment date which occurs subsequent to the effective date of the merger of Kuhnco into Kuhn. Dividends on the Series A Preferred Stock shall be preferential and cumulative, so that so long as any Series A Preferred Stock shall be outstanding Wal-Mart will not declare or pay, or set apart for payment, any dividends (other than dividends payable in shares of any class or classes of stock of Wal-Mart ranking junior to

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the Series A Preferred Stock), and will not redeem, purchase or otherwise acquire, directly or indirectly, whether voluntarily, for a sinking fund, or otherwise, any shares of any class or classes of stock of Wal-Mart ranking junior to the Series A Preferred Stock if at the time of making such declaration, payment, setting apart, distribution, redemption, purchase or acquisition, full cumulative dividends upon all outstanding shares of Series A Preferred Stock shall not have been paid or declared and set apart for payment for all past quarterly dividend periods, provided that notwithstanding the foregoing Wal-Mart may at any time redeem, purchase or otherwise acquire shares of stock of any such junior class in exchange for, or out of the net cash proceeds from the concurrent sale of, other shares of stock of any such junior class.

     SECTION 4. Dividend Payment Dates. The dates at which dividends on the Series A Preferred Stock shall be payable are May 15, August 15, November 15 and February 15 of each year.

     SECTION 5. Redemption.

     (a) The Series A Preferred Stock shall not be redeemable by Wal-Mart prior to October 1, 1986. Thereafter, the Series A Preferred Stock shall be redeemable by Wal-Mart, at its option, in whole or in part (if in part, the shares to be redeemed shall be selected by lot) and the redemption price for the Series A Preferred Stock shall be $27.50 per share plus accrued and unpaid dividends; provided, however, that until September 1, 1991, no redemption shall, be permitted other than pursuant to paragraph (b) below or the last sentence of this paragraph (a), unless for any period of ten (10) consecutive trading days within the thirty (30) days preceding the date notice of redemption shall be given pursuant to paragraph (c) below the average of the last reported sales prices for the Common Stock (as defined in Section 8 below) on the New York Stock Exchange shall be equal to at least 125% of the amount of the conversion price for the Common Stock as then in effect under Section 8 below. Notwithstanding the foregoing, if Wal-Mart should be a party to any consolidation or merger whereby the outstanding shares of Common Stock are to be exchanged for or converted into cash or other securities of an issuer unrelated or unaffiliated with Wal-Mart, Wal-Mart may, at its option exercisable not later than 30 days prior to the effective date of any such consolidation or merger, redeem any or all of the outstanding shares of the Series A Preferred Stock effective as of the later of October 1, 1986 or the effective date of any such consolidation or merger at a price of $27.50 per share plus accrued and unpaid dividends.

     (b) At December 31 of each year set forth in the table below, Wal-Mart shall redeem from each holder of shares of Series A Preferred Stock the respective number of shares owned by each holder at the record date for such redemption set forth in the table below, at $27.50 per share, plus all dividends accrued and unpaid on such Series A Preferred Stock up to the date fixed, upon giving the notice hereinafter provided:

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                                                     Percent of Shares of
                                                      Series A Preferred
                                                      Stock Owned By Each
Year                                                 Holder on Record Date
----                                               -------------------------

1986 ...........................................              20.0%
1987 ...........................................              25.0%
1988 ...........................................              33.3%
1989 ...........................................              50.0%
1990 ...........................................             100.0%

     During the continuance of a default by Wal-Mart (because of lack of funds legally available or for any other reason) in making any redemption required under this paragraph 5 (b), no sum shall be set aside for or applied to the purchase or redemption (pursuant to any applicable sinking fund or redemption provisions or otherwise) of any shares of any class or series of stock ranking as to dividends or assets on a parity with or junior to Series A Preferred Stock and no dividend shall be declared or paid or any other distribution ordered or made upon any shares of any class or series of stock ranking as to dividends junior to Series A Preferred Stock.

     (c) Not less than 30 nor more than 60 days prior to the date fixed for redemption of the Series A Preferred Stock or any part thereof, notice specifying the time and place thereof shall be given by mail to the holders of record of the shares of Series A Preferred Stock selected for redemption at their respective addresses as the same shall appear on the stock books of Wal-Mart and by publication in at least one daily newspaper of general circulation in Nashville, Tennessee and one such newspaper in New York, New York, once each week for three consecutive weeks. The failure to give such notice or any defect therein or in the mailing or publication thereof shall not affect the validity of the proceedings for redemption. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the holder receives the notice. Upon such redemption date, or upon such earlier date as the Board of Directors shall designate for payment of the redemption price (unless Wal-Mart shall default in the payment of the redemption price as `set forth in such notice), the-holders of shares of Series A Preferred Stock shall have no interest in or claim against Wal-Mart by virtue of the shares to be so redeemed and shall have no voting or other rights with respect to such shares except the right to convert such shares within the time hereinafter set forth and except the right to receive the moneys payable upon such redemption from Wal-Mart or otherwise, without interest thereon, upon surrender (and endorsement, if required by Wal-Mart) of the certificates, and the shares represented thereby shall no longer be deemed to be outstanding. Upon redemption or conversion of Series A Preferred Stock in the manner set out herein, or upon purchase of the Series A Preferred Stock by Wal-Mart, Series A Preferred Stock so acquired by Wal-Mart shall be cancelled and shall not be reissued. Except where Series A Preferred Stock must be converted before the effective date of a consolidation or merger as provided in Section 8(a), after giving any notice of redemption and prior to the close of business on the tenth day prior to the redemption date, as hereinafter provided, the holders of the shares of Series A Preferred Stock so called for redemption may convert such shares into shares of the Common stock o(pound) Wal-Mart, in accordance with the conversion privileges set forth in Section 8 hereof.

     (d) No fractional shares of the Series A Preferred Stock shall be redeemed. In the event the number of shares to be redeemed from any holder thereof includes a fractional share,

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the number of shares to be redeemed from said holder shall be rounded to the nearest whole number.

     (e) Redemption of the Series A Preferred Stock shall be made only out of Retained Earnings of Wal-Mart.

     SECTION 6. Voting Rights.

     (a) At every meeting of stockholders of Wal-Mart, every holder of Series A Preferred Stock shall be entitled to one vote for each share of Series A Preferred Stock standing in his name on the books of Wal-Mart, with the same and identical voting rights, except as expressly provided herein, as a holder of a share of Wal-Mart Common Stock. The Series A Preferred Stock and any other stock having voting rights shall vote together as one class, except as provided by law and in Paragraphs (b) and (c) hereof.

     (b) If and whenever accrued dividends on the Series A Preferred Stock shall not have been paid or declared and a sum sufficient for the payment thereof set aside, in an amount equal to six quarter-annual dividends on any shares of Series A Preferred Stock at the time outstanding, then and in such event, the holders of the Series A Preferred Stock, voting separately as a class, shall be entitled, at any annual meeting of the stockholders or special meeting held in place thereof, or at a special meeting of the holders of the Series A Preferred Stock called as hereinafter provided, to elect two directors. Such right of the holders of Series A Preferred Stock to elect two directors may be exercised until dividends in default on the Series A Preferred Stock shall have been paid in full or funds sufficient therefore set aside, and when so-paid or provided for, then the right of the holders of the Series A Preferred Stock to elect such directors shall cease, but subject always to the same provisions for the vesting of such voting rights in the case of any such future dividend default or defaults. At any time after such voting power shall have so vested in the holders of the Series A Preferred Stock, the Secretary of Wal-Mart may, and upon the written request of the holders of record of 25% or more in amount of the Series A Preferred Stock then outstanding, addressed to him at the principal office of Wal-Mart in the State of Arkansas, shall call a special meeting of the holders of the Series A Preferred Stock for the election of the directors to be elected by them as herein provided, to be held within 40 days after delivery of such request and at the place and upon the notice provided by law and in the By-laws for the holding of meetings of stockholders; provided, however, that the Secretary shall not be required to call such special meeting in the case of any such request received less than 90 days before the date fixed for the next ensuing annual meeting of stockholders. No such special meeting and no adjournment thereof shall be held on a date less than 30 days before the annual meeting of the stockholders or special meeting held in place thereof next succeeding the time when the holders of the Series A Preferred Stock become entitled to elect a director as above provided. If, at any such annual or special meeting or any adjournment thereof the holders of at least a majority of the Series A Preferred Stock then outstanding shall be present or represented by proxy, then by vote of the holders of at least a majority of the Series A Preferred Stock present or so represented at such meeting, the then authorized number of directors of Wal-Mart shall be increased by two, and the holders of the Series A Preferred Stock shall be entitled to elect the two additional directors so provided for. The directors so elected shall serve until the next annual meeting or until, their successors shall be elected and shall qualify; provided,

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however, that whenever the holders of the Series A Preferred Stock shall be divested of voting power as above provided, the term of office of the persons elected as directors by the holders of the Series A Preferred Stock as a class shall forthwith terminate, and the number of the Board of Directors shall be reduced accordingly. If, during any interval between any special meeting of the holders of Series A Preferred Stock for the election of a director to be elected by them as provided above and the next ensuing annual meeting of stockholders, or between annual meetings of stockholders for the election of directors, and while the holders of the Series A Preferred Stock shall be entitled to elect two directors the office of either of the directors who have been elected by the holders of the Series A Preferred Stock shall, by reason of resignation, death or removal, be vacant, (1) the vacancy shall be filled by a majority vote of the remaining directors then in office, although less than a quorum, and (2) if not so filled within, 40 days after the creation thereof, the Secretary of Wal-Mart shall call a special meeting of the holders of the Series A Preferred Stock and such vacancy shall be filled at such special meeting. Any director elected to fill any such vacancy by the remaining directors then in office may be removed from office by vote of the holders of a majority of the shares of the Series A Preferred Stock. A special meeting of the holders of the Series A Preferred Stock may be called by a majority vote of the Board of Directors for the purpose of removing such director. The Secretary of Wal-Mart shall, in any event, within ten days after delivery to Wal-Mart at its principal office in the State of Arkansas of a request to such effect signed by the holders of at least 25% of the outstanding shares of the Series A Preferred Stock, call a special meeting for such purpose to be held within 40 days after delivery of such request, provided, however, that the Secretary shall not be required to call such a special meeting in the case of any such request received less than 90 days before the date fixed for the next ensuing annual meeting of stockholders.

     (c) The consent of holders of more than two-thirds of the outstanding shares of Series A Preferred Stock is required to amend the certificate of incorporation of Wal-Mart to (i) create or authorize any class of stock ranking prior or superior to the Series A Preferred Stock as to assets or dividends, or any class of securities convertible into any such a class of stock, or (ii) change the terms of the Series A Preferred Stock in any manner prejudicial to the holders thereof; provided, however, that no separate consent of the holders of the Series A Preferred Stock shall be required to amend the certificate of incorporation to create or authorize any class of stock ranking on a parity with the Series A Preferred Stock as to assets or dividends, or as to any class of securities convertible into any such class of stock if such stock or other securities are issued for new consideration and not as a dividend or other distribution to the stockholders of Wal-Mart.

     SECTION 7. Liquidation Rights. The amount payable on Series A Preferred Stock in the event of any liquidation, dissolution or winding up of the affairs of Wal-Mart shall be $27.50 per share plus accrued and unpaid dividends, which amount shall be paid and distributed before any distribution may be made with respect to the outstanding shares of Wal-Mart Common Stock or any other class of shares of Wal-Mart ranking junior to the Series A Preferred Stock with respect to payment of dividends or distributions upon dissolution and winding up of Wal-Mart.

     SECTION 8. Conversion Right.

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     (a)  Subject to and upon compliance with the provisions of this Section S and except as provided in the last sentence of this paragraph (a), the Series A Preferred Stock may at the option of the holder at any time, or in the case of shares called for redemption until and including the tenth day prior to the date fixed for redemption (but not thereafter if payment of the redemption price has been duly provided for by the date fixed for redemption), be converted into shares of -the Common Stock, par value $.10 per share, of Wal-Mart ("Common Stock") (as such shares shall be constituted at the conversion date) at the conversion price in effect at the conversion date. Notwithstanding the provisions of this paragraph (a) and Section 5(c), if Wal-Mart shall be a party to any consolidation or merger whereby the outstanding shares of Common Stock are to be exchanged for or converted into cash or other securities of an issuer unrelated or unaffiliated with Wal-Mart and Wal-Mart exercises its option to redeem the Series A Preferred Stock pursuant to the last sentence of Section 5(a), the Series A Preferred stock may not be converted after the effective date of any such consolidation or merger.

     (b) The holder of each share of Series A Preferred Stock may exercise the conversion privilege in respect thereof by delivering to any transfer agent of the Series A Preferred Stock (i) the shares to be converted, (ii) written notice that the holder elects to convert such shares and stating the name or names (with address) in which the stock certificate for Common Stock is to be issued. Conversion shall be deemed to have been effected on the date when such delivery is made, and such date is referred to in this Section as the "conversion date." On the conversion date or as promptly thereafter as practicable, Wal-Mart shall issue and deliver to the holder of the Series A Preferred stock surrendered for conversion, or on his written order, a certificate for the number of full shares of Common Stock issuable upon the conversion of such Series A Preferred Stock and a check or cash in respect or any fraction of a share as provided in subparagraph (c) of this Section 8. The person in whose name the stock certificate is to be issued shall be deemed to have become a holder of Common Stock of record on the conversion date. No adjustment shall be made for any dividends on such shares of series A Preferred Stock or for dividends on the shares of Common Stock issued on conversion.

     (c) Wal-Mart shall not be required to issue fractional shares of Common Stock upon conversion o(pound) Series A Preferred Stock. The number of full shares of Common stock issuable upon conversion of the shares of Series A Preferred stock surrendered therefore shall be computed on the basis of the aggregate number of shares so surrendered. If any transactional interest in a share of Common Stock would be deliverable upon the conversion of any Series A Preferred Stock, Wal-Mart shall in lieu of delivering the fractional share therefore make an adjustment therefore in cash at the current market value thereof, computed on the basis of the last reported sale price of the shares of Common Stock on the New York Stock Exchange on the last business day before the conversion date or, if there was no reported sale on that day, on the basis of the mean of the closing bid and asked quotations on that Exchange on that day, or if the Common Stock is not then listed on that Exchange, on the basis of the mean of the closing bid and asked quotations in the over-the-counter market on that day as reported by NASDAQ, or any similar reporting service.

     (d) Unless and until an adjusted conversion price of the Common Stack is required to be computed as hereinafter provided, the conversion price for such Common Stock shall be $45.60 per share, provided, however, that in the event that the average of the last reported sales

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prices for trades of shares of Wal-Mart Common Stock on the New York Stock
Exchange for the five trading days immediately preceding the effective date of the Merger of Kuhnco into Kuhn (the "Five-Day Average Price") is less than $36.50 per share, the conversion price shall be equal to 125% of the Five-Day Average Price; provided, further that in the event that the Five-Day Average Price is greater than $39.50 per share, the conversion price shall be equal to 120% of the Five-Day Average Price, The number of shares of Common Stock issuable upon conversion of one share of Series A Preferred Stock shall be determined by dividing $25.00 by the conversion price then in effect.

     (e) In case Wal-Mart shall pay or make a dividend or other distribution on any class of its capital stock in Common Stock, the conversion price in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such conversion price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this paragraph (e), the number of shares of Common, Stock at any time outstanding shall not include shares held in, the treasury of Wal-Mart but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. Wal-Mart will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of Wal-Mart.

     (f) In case Wal-Mart shall issue rights or warrants (other than employee stock options granted under any of Wal-Mart's employee stock option plans) to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the current market price per share (determined as provided in paragraph (j) below) of the Common Stock on the date fixed for the determination of stockholders entitled to receive such rights or warrants, the conversion price in effect at the opening of business on the day following the date fixed for such determination shall be reduced by. multiplying such conversion price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such current market price and the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, such reduction to become effective immediately after the opening o(pound) business on the day following the date fixed for such determination. For the purposes of this paragraph (f) the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of Wal-Mart but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of Common Stock. Wal-Mart will not issue any rights or warrants in respect of shares of Common Stock held in the treasury of Wal-Mart.

     (g) In case outstanding shares of Common stock shall be subdivided into a greater number of shares of Common Stock, the conversion price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be

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proportionately reduced, and, conversely, in case outstanding shares of Common
Stock shall each be combined into a smaller number of shares of Common Stock, the conversion price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

         (h) In case tidal-Mart shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness or assets (including securities, but excluding any rights or warrants referred to in paragraph (f) above, any dividend or distribution paid in cash out of the retained earnings of Wal-Mart and any dividend or distribution referred to in paragraph (e) above), the conversion price shall be adjusted so that the same shall equal the price determined by multiplying the conversion price in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution by a fraction of which the numerator shall be the current market price per share (determined as provided in paragraph (j) below) of the Common Stock on the date fixed for such determination less the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive) of the portion of the assets or evidences of indebtedness so distributed applicable to one share of Common Stock and the denominator shall be such current market price per share of the Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such distribution.

         (i) The reclassification (including any reclassification upon a consolidation or merger in which Wal-Mart is the surviving corporation) of Common Stock into securities other than Common Stock shall be deemed to involve
(a) a distribution of such securities other than Common Stock to all holders of Common Stock (and the effective date of such reclassification shall be deemed to tie "the date fixed for the determination of stockholders entitled to receive such distribution" and "the date fixed for such determination" within the meaning of paragraph (h) above), and (b) a subdivision or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of shares of Common Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision becomes effective" or "the day upon which such combination becomes effective," as the case may be, and "the day upon which such subdivision or combination becomes effective" within the meaning of paragraph (g) above).

         (j) For the purpose of any computation under paragraphs (f) and (h) above, the current market price per share of Common Stock on any date shall be deemed to be the average of the daily closing prices for the 30 consecutive business days selected by Wal-Mart commencing not more than 45 business days before the day in question. The closing price for each day shall be the last reported sales price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange, or, if the Common Stock is not listed or admitted to trading on such Exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national

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securities exchange, the average of the closing bid and asked quotations in the over-the-counter market, as reported by NASDAQ, or any similar reporting service. For the purposes of this paragraph (j), the term "business day" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which securities are not traded on such exchange or in such market.

         (k) Wal-Mart may make such reductions in the conversion price, in addition to those required by paragraphs (e), (f), (g) and (h) above, as it considers to be advisable in order that any event treated for Federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the recipients.

         (1) Whenever the conversion price is adjusted as herein provided:

             (i) Wal-Mart shall compute the adjusted conversion price in accordance with this Section 8 and shall prepare a certificate signed by the Treasurer of Wal-Mart setting forth the adjusted conversion price and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed with the Transfer Agent for the Series A Preferred Stock.

             (ii) a notice stating that the conversion price has been adjusted and setting forth the adjusted conversion price shall forthwith be required, and as soon as practicable after it is required, such notice shall be mailed to the holders of record of the outstanding shares of Series A Preferred Stock; provided, however, that if within 10 days after the completion of mailing such a notice, an additional notice is required, such additional notice shall be deemed to be required pursuant to this clause (ii) as of the opening of business on the tenth day after such completion of mailing and shall set forth the conversion price as adjusted at such opening of business, and, upon the completion of mailing of such additional notice, no other notice need be given of any adjustment in the conversion price occurring at or prior to such opening of business and after the time that the next preceding notice given by mail became required.

         (m) in case:

             (i) Wal-Mart shall declare a dividend (or any other distribution) on its Common Stock payable otherwise than in cash out of its retained earnings; or

             (ii) Wal-Mart shall authorize the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or-of any other rights; or

             (iii) of any reclassification of the capital stock of Wal-Mart (other than a subdivision or combination of its outstanding shares of Common Stock), or of any consolidation or merger to which Wal-Mart is a party for which approval of any stockholders of Wal-Mart is required, or of the sale or transfer of all or substantially all. of the assets of Wal-Mart; or

             (iv) of the voluntary or involuntary dissolution, liquidation, or winding up of Wal-Mart:

then Wal-Mart shall cause to be mailed to the Transfer Agent of the then Series A Preferred Stock and to the holders of record of the outstanding shares of this Series, at least 20 days (or 10 days in any case specified in clause (x) or (ii) above) prior to the applicable record date hereinafter specified, a notice stated (x) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

         (n) The issue of stock certificates on conversions of Series A Preferred Stock shall be without charge to the converting shareholder for any tax in respect of the issue thereof. Wal-Mart shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares in arty name other than that of the holder of the Series A Preferred Stock converted, and Wal-Mart shall not be required to issue or deliver any such stock certificate unless and until the person or persons requesting same shall have paid to Wal-Mart the amount of such tax or shall have established to the satisfaction of Wal-Mart that such tax has been paid.

         (o) Wal-Mart shall at all times reserve and keep available, free from pre-emptive rights, out of its authorized but unissued stock, for the purpose of effecting the conversion of Series A Preferred Stock such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Series A Preferred Stock.

         FIFTH:    The Corporation is to have perpetual existence,

         SIXTH:    In furtherance, an not in limitation, of the powers conferred by law, the Board of Directors of the Corporation is expressly authorized to make, alter or repeal the by-lags of the Corporation in the manner provided in such by-laws. Elections of directors need not be by written ballot unless the by-laws of the Corporation shall so provide,

         SEVENTH: The Corporation reserves the right to amend, alter or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by the statutes of the State of Delaware, and all rights and powers conferred on Directors and stockholders herein are granted subject to this reservation.

         EIGHTH:   Whenever a compromise or arrangement is proposed between this
Corporation and its creditors-or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of
Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

         NINTH:    To the fullest extent permitted by Delaware General
Corporation Law as the same exists or may hereafter be. amended, a director of this Corporation shall not be liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director.

         4. This Restated Certificate of Incorporation was duly adopted by the board of directors in accordance with Section 245 of the General Corporation Law of the States of Delaware.

         IN WITNESS WHEREOF, said WAL-MART STORES, INC, has caused this certificate to be signed by Robert K. Rhoads, its vice President and attested by
J. Scott Melton, its Assistant Secretary, this 25th of October, 1988.

                                          WAL-MART STORES, INC.


                                          By: /s/ Robert K. Rhodes
                                              ----------------------------------
                                              Robert K. Rhodes
                                              Vice President

ATTEST:


By:  /s/ J. Scott Melton
   ----------------------------------
         J. Scott Melton
         Assistant Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                      RESTATED CERTIFICATE OF INCORPORATION

     WAL-MART STORES, INC., a corporation organized and existing under and by virtue of the General corporation Law of the State of Delaware, DOES HEREBY CERTIFY.

     FIRST: That at a meeting of the Board of Directors of WAL-MART STORES, INC. resolutions were duly adopted setting forth a proposed amendment to the Restated Certificate bf Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting. of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

     RESOLVED, that the Restated Certificate of Incorporation of this corporation be amended by changing the first paragraph of Article Fourth thereof so that, as amended, said paragraph shall be and read as follows:

           "FOURTH. The total. number of shares of all classes of stock which the Corporation shall have authority to issue is Five Billion, Six Hundred Million (5,600,000,000) shares, of which Five Billion, Five Hundred Million (5,500,000,000) shares shall be classified. as Common Stock, of the par value of 10(cent) per share (herein called "Common Stock"), and of which One Hundred Million (100,000,000) shares shall. be classified as Preferred Stock of the par value of 104 per share (herein called "Preferred Stock")."

     SECOND: That thereafter, pursuant to resolution of its Board of Directors, the annual meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

     THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 Of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said WAL-MART STORES, INC. has caused this certificate to be signed by Robert K. Rhoads, its Vice President and attested by J. Scott Melton, its Assistant Secretary, this 19th day of August, 1991.



                                        By: /s/ Robert K. Rhodes
                                            ------------------------------------
                                              Robert K. Rhodes
                                              Vice President

ATTEST:

By: /s/ J. Scott Melton
    -------------------------------------
      J. Scott Melton
      Assistant Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                      RESTATED CERTIFICATE OF INCORPORATION

     WAL-MART, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HERBY CERTIFY:

     FIRST: That at a meeting of the Board of Directors of WAL-MART STORES, INC. resolutions were duly adopted setting forth a proposed amendment to the Restated Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolutions setting forth the proposed amendment is as follows:

     RESOLVED, that the Restated Certificate of Incorporation of this corporation be amended by changing the first paragraph of Article Fourth hereof so that, as amended said paragraph shall be and read as follows:

            "FOURTH. The total. number of shares of all classes of stock which the Corporation shall have authority to issue is Five Billion, Six Hundred Million (5,600,000,000) shares, of which Five Billion, Five Hundred Million (5,500,000,000) shares shall be classified. as Common Stock, of the par value of 10(cent) per share (herein called "Common Stock"), and of which One Hundred Million (100,000,000) shares shall. be classified as Preferred Stock of the par value of 104 per share (herein called "Preferred Stock")."

     SECOND: That thereafter, pursuant to resolution of its Board of Directors, the annual meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

     THIRD: That said amendment was duly adopted in `accordance with the provisions of Section 242 Of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said WAL-MART STORES, INC. has caused this certificate to be signed by Martin G. Gilbert, Vice President and attested by Allison D. Garrett, its Assistant Secretary, this 27th day of July, 1999.



                                       By: /s/ Martin G. Gilbert
                                           -------------------------------------
                                              Martin G. Gilbert
                                              Vice President

ATTEST:

By: /s/ Allison D. Garrett
    -------------------------------------
       Allison D. Garrett
       Assistant Secretary

                                       17